Wyoming Secretary of State Herschler Bldg East, Ste.101 122 W. 25th Street Cheyenne, WY 82002-0020 Ph. 307-777-7311 Email: Business@wyo.gov	WY Secretary of State FILED: 04/09/2020 08:51 AM Original ID: 2020-000906344 Amendment ID: 2020-002801125

Profit Corporation

Articles of Amendment

1.Corporation name:

iOnMyHome, Inc.

2.Article number(s) I and V is amended as follows:

*Article number(s) is not your filing ID number. Example: 2000-000123456

The Board of Directors of IOnYourHome, Inc at a meeting held by the Board, unanimously  adopted the following Amendments to the Articles of Incorporation.. Articles I is amended so as to change the name of the Corporation to Your Palace.Portal.  Article V is amended to read as follows:  The Corporation shall have the authority to issue 50,000,000 shares of Common Stock, having a par value of$ .001 per share and 25,000,000 shares of Preferred Stock without par value.  The Board of Directors is authorized , without Shareholder approval, to (1) Reclassify any unissued into one or more classes or into one or more series within a Class; (2) Reclassify any unissued shares of any class into one or more classes or into one or more series within one or more classes; (3) Reclassify any unissued shares of any series on any class into0one or more classes or into one or more series within a Class. If the Board acts as indicated herein it shall determine the terms, including the preferences, rights and limitations to the extent permitted under W.S 17-16-601, of (i) Any class of shares before the issuance of any shares of  the Class; or Any series within a class before the issuance of any shares of that series.

3.If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4.The amendment was adopted on 03/26/2020.

P-Amendment - Revised August 2019

5Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☑  Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐  Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☐  Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	/s/ Jeffrey Brand	Date: April 2, 2020
(May be executed by Chairman of Board, President or another of its officers.)
Print Name:	Jeff Brand	Contact Person: Jeff Brand
Title:	Chairman of the Board	Daytime phone number: 214-883-3388
Email:	j	Email: jeff@jeffbrand.com
(Email provided will receive annual report reminders and filing evidence.)

Checklist:

☑  Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.

☑  Please submit one originally signed document.

☑  Typical processing time is 3-5 business days following the date ofreceipt in our office.

☑  *Refer to original articles of incorporation to determine the specific article number being amended or use the next

☑  Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: Your Palace.Portal

Old Name: iOnMyHome, Inc

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 9th day of April, 2020

RECEIPT

Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020

SOLD, INC, DBA: JEFF BRAND & ASSOC
2900 LONG PRAIRIE RD STE C
FLOWER MOUND, TX 75022

RECEIPT INFORMATION

Receipt #: **001865068**
Receipt Date: **04/09/2020**
Processed By: **Jordyn Gray**

DO NOT PAY!
This is not a bill.

Description of Charges	Reference	Quantity	Unit Price	Total
Name Change with Other Changes - Profit Corporation - Domestic	2020-002801125	1	$50.00	$50.00

TOTAL CHARGES PAID **$50.00**

Description of Payment	Reference	Amount
Payment-Check / Money Order	7776	$50.00

TOTAL PAYMENT **$50.00**

In Reference To:
Your Palace.Portal (2020-000906344); Amendment ID: 2020-002801125

PAD or Billing Questions?
(307) 777-5343
SOSAdminServices@wyo.gov

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